Exhibit 99.1

Statements of Revenues and Direct Operating Expenses of the

BP Exploration & Production Inc. and BP America Production Company Properties to be Acquired

Following are the audited Statements of Revenues and Direct Operating Expenses of the oil and gas properties to be acquired from BP Exploration & Production Inc. and BP America Production Company (collectively “BP”) for each of the three years ended December 31, 2011, 2010 and 2009 and the unaudited interim Statements of Revenues and Direct Operating Expenses for the six-month period ending June 30, 2012 and 2011. Complete financial and operating information related to the properties, including balance sheet and cash flow information, are not presented because in the accounting records of BP, the assets, liabilities, indirect operating costs and other expenses applicable to the operations were not segregated.

Page
Report of Independent Auditors	2
Statements of Revenues and Direct Operating Expenses of Certain Oil and Gas Properties of BP Exploration & Production Inc. and BP America Production Company (as described in Note 1) for the years ended December 31, 2011, 2010 and 2009	3
Notes to Statements of Revenues and Direct Operating Expenses of Certain Oil and Gas Properties of BP Exploration & Production Inc. and BP America Production Company (as described in Note 1)	4
Supplementary Oil and Gas Disclosures	6
Unaudited Interim Statements of Revenues and Direct Operating Expenses of Certain Oil and Gas Properties of BP Exploration & Production Inc. and BP America Production Company (as described in Note 1) for the six months ended June 30, 2012 and 2011	9
Notes to Unaudited Interim Statements of Revenues and Direct Operating Expenses of Certain Oil and Gas Properties of BP Exploration & Production Inc. and BP America Production Company (as described in Note 1)	10

Report of Independent Auditors

The Board of Directors

BP America Inc.

We have audited the accompanying statements of revenues and direct operating expenses of the BP Exploration & Production Inc. and BP America Production Company (collectively “BP”) properties to be acquired for each of the three years in the period ended December 31, 2011. These financial statements are the responsibility of BP’s management. Our responsibility is to express an opinion on the financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the basis of accounting used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 1. The presentation is not intended to be a complete financial statement presentation of the properties described above.

In our opinion, the financial statements referred to above present fairly, in all material respects, the revenues and direct operating expenses, as described in Note 1, of the BP properties to be acquired for the each of the three years in the period ended December 31, 2011, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

Houston, Texas

October 19, 2012

Statements of Revenues and Direct Operating Expenses of

Certain Oil and Gas Properties of BP Exploration & Production Inc.

and BP America Production Company (as described in Note 1)

	Year Ended December 31,
	2011	2010	2009
	(in thousands)
Revenues	$1,854,708	$1,734,355	$1,820,347
Direct operating expenses	(169,781)	(131,202)	(133,503)

Revenues in excess of direct operating expenses	$1,684,927	$1,603,153	$1,686,844

See accompanying notes to the Statements of Revenues and Direct Operating Expenses.

Notes to Statements of Revenues and Direct Operating Expenses of

Certain Oil and Gas Properties of BP Exploration & Production Inc.

and BP America Production Company (as described in Note 1)

(1) — Basis of Presentation

On September 4, 2012, BP Exploration & Production Inc. and BP America Production Company (collectively “BP”) entered into a purchase and sale agreement (the “PSA”) to divest its interests in certain oil and gas fields in the deepwater Gulf of Mexico to Plains Exploration & Production Company (“PXP”) for a total of $5.55 billion in cash, subject to customary purchase price adjustments. BP is divesting its interests in three BP-operated assets: the Marlin hub, comprised of the Marlin, Dorado and King fields (BP working interest 100%); Horn Mountain (BP, 100%) and Holstein (BP, 50%). The divestment also includes BP’s stake in two non-operated assets: Ram Powell (BP, 31%) and Diana and Hoover (BP, 33.33%), collectively with the BP-operated assets, (the “BP Properties”). Under the terms of the PSA, PXP made a performance deposit of $555 million with BP, which BP will be permitted to retain as liquidated damages if it terminates the PSA under certain circumstances. The PSA contains customary representations and warranties, covenants, indemnification provisions and conditions to closing. Certain of these properties are subject to preferential rights, which if exercised by the party holding the right, would result in the property being transferred to the preferential right holder rather than PXP. The parties expect that the transaction will close on November 30, 2012, and will be effective as of October 1, 2012.

The accompanying audited statements include revenues from oil (including condensate and natural gas liquids (“NGL”)) and natural gas production and direct operating expenses associated with the BP Properties. For purposes of these statements, all properties identified in the PSA between BP and PXP are included herein. The accompanying statements vary from a complete income statement in accordance with accounting principles generally accepted in the United States of America in that they do not reflect certain expenses that were incurred in connection with the ownership and operation of the BP Properties including, but not limited to, general and administrative expenses, interest expense, gains and losses on mark-to-market derivative contracts and federal and state income tax expenses. These costs were not separately allocated to the BP Properties in the accounting records of BP. In addition, these allocations, if made using historical general and administrative structures and tax burdens, would not produce allocations that would be indicative of the historical performance of the BP Properties had they been PXP’s properties due to the differing size, structure, operations and accounting policies of BP and PXP. The accompanying statements also do not include provisions for depreciation, depletion, amortization and accretion, as such amounts would not be indicative of the costs which PXP will incur upon the allocation of the purchase price paid for the BP Properties. Furthermore, no balance sheet has been presented for the BP Properties because their historical cost and related working capital balances are not segregated or easily obtainable, nor has information about the BP Properties’ operating, investing and financing cash flows been provided for similar reasons. Accordingly, the historical Statements of Revenues and Direct Operating Expenses of the BP Properties are presented in lieu of the full financial statements required under Item 3-05 of Securities and Exchange Commission (“SEC”) Regulation S-X.

These Statements of Revenues and Direct Operating Expenses are not indicative of the results of operations for the BP Properties on a go forward basis.

(2) — Summary of Significant Accounting Policies

Use of Estimates — The Statements of Revenues and Direct Operating Expenses are derived from the historical operating statements of BP. Accounting principles generally accepted in the United States of America require management to make estimates and assumptions that affect the amounts reported in the Statements of Revenues and Direct Operating Expenses. Actual results could be different from those estimates.

Revenue Recognition — Total revenues in the accompanying statements include oil and gas, net of royalties. BP recognizes revenues when the significant risks and rewards of ownership have passed to the buyer, which is typically at the point that title passes and the revenues can be reliably measured. Oil and gas revenues included in these statements are recorded on the entitlements method, under which revenues are based on the volumes to which BP is entitled by ownership interest. There were no significant imbalances with other revenue interest owners during the years ended December 31, 2011, 2010 and 2009.

The 2010 and 2009 revenues include $10 million and $246 million, respectively, related to royalty refunds received from the Minerals Management Service in conjunction with the settlement of the Kerr-McGee Oil and Gas Corp. v. Allred case. Under the decision, the United States Supreme Court held that the Department of the Interior did not have authority to impose royalty relief price thresholds on leases located in the deepwater Gulf of Mexico.

During 2011, 2010 and 2009 sales to BP Products North America, Inc. (an affiliate of BP) accounted for approximately 99%, 100% and 99%, respectively, of the BP Properties’ total revenues. During such period, no other purchaser accounted for more than 10% of the total revenues. The loss of any single significant customer or contract could have a material adverse short-term effect; however, it is not likely that the loss of any single significant customer or contract would materially affect the BP Properties in the long-term as such purchasers could be replaced by other purchasers under contracts with similar terms and conditions.

Direct Operating Expenses — Direct operating expenses are recognized when incurred and consist of direct expenses of operating the BP Properties. The direct operating expenses include lease operating, processing and transportation expenses. Lease operating expenses include lifting costs, well repair expenses, facility maintenance expenses, well workover costs, and other field related expenses. Lease operating expenses also include expenses directly associated with support personnel, support services, equipment, and facilities directly related to oil and gas production activities.

(3) — Related Party Transactions

Production from the BP Properties was sold to wholly owned BP affiliates at current market prices. Any margins earned by such BP affiliates are excluded from the accompanying financial statements.

(4) — Contingencies

The activities of the BP Properties are subject to potential claims and litigation in the normal course of operations. BP management does not believe that any liability resulting from any pending or threatened litigation will have a materially adverse effect on the operations or financial results of the BP Properties.

(5) — Subsequent Events

Management has evaluated subsequent events through October 19, 2012, the date the Statements of Revenues and Direct Operating Expenses were available to be issued, and has concluded no events need to be reported during this period.

Supplementary Oil and Gas Disclosures (Unaudited)

Supplemental reserve information

The following unaudited supplemental reserve information summarizes the net proved reserves of oil and gas and the standardized measure thereof for each of the three years in the period ended December 31, 2011 attributable to the BP Properties. All of the reserves attributable to the BP Properties are located in the United States. The following table sets forth certain information with respect to the reserves attributable to the BP Properties for 2011, 2010 and 2009. The reserve disclosures are based on reserve studies prepared as of December 31, 2011 in accordance with the guidelines established by the SEC.

There are numerous uncertainties inherent in estimating quantities and values of proved reserves and in projecting future rates of production and the amount and timing of development expenditures, including many factors beyond the property owner’s control. Reserve engineering is a subjective process of estimating the recovery from underground accumulations of oil and gas that cannot be measured in an exact manner, and the accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. Because all reserve estimates are to some degree subjective, the quantities of oil and gas that are ultimately recovered, production and operating costs, the amount and timing of future development expenditures and future oil and gas sales prices may each differ from those assumed in these estimates. In addition, different reserve engineers may make different estimates of reserve quantities and cash flows based upon the same available data. The standardized measure shown below represents estimates only and should not be construed as the current market value of the estimated oil and gas reserves attributable to the BP Properties. In this regard, the information set forth in the following tables includes revisions of reserve estimates attributable to proved properties included in the preceding year’s estimates. Such revisions reflect additional information from subsequent development activities, production history of the BP Properties and any adjustments in the projected economic life of such properties resulting from changes in product prices.

In December 2008, the SEC issued its final rule, Modernization of Oil and Gas Reporting, which was first effective for reporting reserve information as of December 31, 2009. In January 2010, the Financial Accounting Standards Board issued its authoritative guidance on extractive activities for oil and gas to align its requirements with the SEC’s final rule. Under the SEC’s final rule, prior period reserves were not restated.

Estimated quantities of oil and natural gas reserves

The following table sets forth certain data pertaining to the BP Properties’ proved, proved developed and proved undeveloped reserves for each of the three years in the period ended December 31, 2011.

	Oil (MBbls)	NGL (MBbls)	Gas (MMcf)	Total (MBoe)
2011
Proved Reserves
Beginning balance	99,300	13,130	136,910	135,248
Revisions of previous estimates	4,241	(857)	(13,028)	1,212
Extensions, discoveries and other additions	—	—	—	—
Improved recovery	660	300	8,080	2,307
Purchase of reserves in-place	3,201	684	8,012	5,220
Sale of reserves in-place	—	—	—	—
Production	(15,695)	(1,521)	(20,016)	(20,552)

Ending balance	91,707	11,736	119,958	123,435

Proved Developed Reserves, December 31	61,596	8,349	88,614	84,714

Proved Undeveloped Reserves, December 31	30,111	3,387	31,344	38,721

2010
Proved Reserves
Beginning balance	120,417	13,584	142,451	157,743
Revisions of previous estimates	(4,036)	620	7,830	(2,112)
Extensions, discoveries and other additions	—	—	—	—
Improved recovery	3,761	770	10,210	6,233
Purchase of reserves in-place	—	—	—	—
Sale of reserves in-place	—	—	—	—
Production	(20,842)	(1,844)	(23,581)	(26,616)

Ending balance	99,300	13,130	136,910	135,248

Proved Developed Reserves, December 31	65,400	9,920	112,070	93,998

Proved Undeveloped Reserves, December 31	33,900	3,210	24,840	41,250

2009
Proved Reserves
Beginning balance	133,221	14,395	165,609	175,217
Revisions of previous estimates	10,578	1,336	6,458	12,991
Extensions, discoveries and other additions	—	—	—	—
Improved recovery	3,643	228	2,531	4,293
Purchase of reserves in-place	—	—	—	—
Sale of reserves in-place	—	—	—	—
Production	(27,025)	(2,375)	(32,147)	(34,758)

Ending balance	120,417	13,584	142,451	157,743

Proved Developed Reserves, December 31	72,259	9,103	103,322	98,583

Proved Undeveloped Reserves, December 31	48,158	4,481	39,129	59,160

Standardized Measure of Discounted Future Net Cash Flows

The Standardized Measure of Discounted Future Net Cash Flows (excluding income tax expense) relating to the proved crude oil and natural gas reserves is presented below:

	December 31,
	2011	2010	2009
	(in thousands)
Future cash inflows	$11,061,189	$8,876,151	$8,122,276
Future development costs	(1,292,090)	(1,119,602)	(1,178,432)
Future production expense	(1,574,797)	(1,513,774)	(1,534,730)

Future net cash flows	8,194,302	6,242,775	5,409,114
Discounted at 10% per year	(2,231,071)	(1,545,037)	(1,292,655)

Standardized measure of discounted future net cash flows	$5,963,231	$4,697,738	$4,116,459

The Standardized Measure of Discounted Future Net Cash Flows (discounted at 10%) from production of proved reserves was developed as follows:

1.	An estimate was made of the quantity of proved reserves and the future periods in which they are expected to be produced based on year-end economic conditions.

2.	In accordance with SEC guidelines, the engineers’ estimates of future net revenues from proved properties and the present value thereof for 2009 and subsequent periods are made using the twelve-month average of the first-day-of-the-month reference prices as adjusted for location and quality differentials. The estimates at the beginning of 2009 were not required to be restated and reflect estimates using 2008 year-end prices. These prices are held constant throughout the life of the properties, except where such guidelines permit alternate treatment. The realized sales prices used in the reserve reports as of December 31, 2011, 2010 and 2009 were $110.04, $78.98 and $60.18 per barrel of oil, respectively, and $52.38, $39.89 and $30.43 per barrel of NGL, respectively, and $4.01, $4.40 and $3.76 per MCF of gas, respectively.

3.	The future gross revenue streams were reduced by estimated future operating costs and future development and abandonment costs, all of which were based on current costs in effect at December 31 of the year presented and held constant throughout the life of the properties.

The principal sources of changes in the Standardized Measure of Discounted Future Net Cash Flows (excluding income taxes) for each of the three years in the period ended December 31, 2011, are as follows:

	December 31,
	2011	2010	2009
	(in thousands)
Balance, beginning of year	$4,697,738	$4,116,459	$2,781,616
Sales, net of production expenses	(1,684,927)	(1,603,153)	(1,686,844)
Net change in sales and transfer prices, net of production expenses	2,590,753	1,746,261	1,715,889
Improved recovery, net of costs	30,144	257,031	121,649
Changes in estimated future development costs	(2,973)	144,175	414,130
Purchase of reserves in-place	301,797	—	—
Sale of reserves in-place	—	—	—
Revision of quantity estimates	(363,308)	(297,958)	508,068
Accretion of discount	394,007	334,923	261,951

Balance, end of year	$5,963,231	$4,697,738	$4,116,459

Unaudited Interim Statements of Revenues and Direct Operating Expenses of

Certain Oil and Gas Properties of BP Exploration & Production Inc.

and BP America Production Company (as described in Note 1)

For the Six Months Ended June 30, 2012 and 2011

	Six Months Ended June 30,
	2012	2011
	(in thousands)
Revenues	$962,436	$1,022,182
Direct operating expenses	(83,579)	(71,827)

Revenues in excess of direct operating expenses	$878,857	$950,355

See accompanying notes to the unaudited interim Statements of Revenues and Direct Operating Expenses.

Notes to Unaudited Interim Statements of Revenues and Direct Operating Expenses of

Certain Oil and Gas Properties of BP Exploration & Production Inc.

and BP America Production Company (as described in Note 1)

For the Six Months Ended June 30, 2012 and 2011

(1) — Basis of Presentation

On September 4, 2012, BP Exploration & Production Inc. and BP America Production Company (collectively “BP”) entered into a purchase and sale agreement (the “PSA”) to divest its interests in certain oil and gas fields in the deepwater Gulf of Mexico to Plains Exploration & Production Company (“PXP”) for a total of $5.55 billion in cash, subject to customary purchase price adjustments. BP is divesting its interests in three BP-operated assets: the Marlin hub, comprised of the Marlin, Dorado and King fields (BP working interest 100%); Horn Mountain (BP, 100%) and Holstein (BP, 50%). The divestment also includes BP’s stake in two non-operated assets: Ram Powell (BP, 31%) and Diana and Hoover (BP, 33.33%), collectively with the BP-operated assets, (the “BP Properties”). Under the terms of the PSA, PXP made a performance deposit of $555 million with BP, which BP will be permitted to retain as liquidated damages if it terminates the PSA under certain circumstances. The PSA contains customary representations and warranties, covenants, indemnification provisions and conditions to closing. Certain of these properties are subject to preferential rights, which if exercised by the party holding the right, would result in the property being transferred to the preferential right holder rather than PXP. The parties expect that the transaction will close on November 30, 2012, and will be effective as of October 1, 2012.

The accompanying audited statements include revenues from oil (including condensate and natural gas liquids) and natural gas production and direct operating expenses associated with the BP Properties. For purposes of these statements, all properties identified in the PSA between BP and PXP are included herein. The accompanying statements vary from a complete income statement in accordance with accounting principles generally accepted in the United States of America in that they do not reflect certain expenses that were incurred in connection with the ownership and operation of the BP Properties including, but not limited to, general and administrative expenses, interest expense, gains and losses on mark-to-market derivative contracts and federal and state income tax expenses. These costs were not separately allocated to the BP Properties in the accounting records of BP. In addition, these allocations, if made using historical general and administrative structures and tax burdens, would not produce allocations that would be indicative of the historical performance of the BP Properties had they been PXP’s properties due to the differing size, structure, operations and accounting policies of BP and PXP. The accompanying statements also do not include provisions for depreciation, depletion, amortization and accretion, as such amounts would not be indicative of the costs which PXP will incur upon the allocation of the purchase price paid for the BP Properties. Furthermore, no balance sheet has been presented for the BP Properties because their historical cost and related working capital balances are not segregated or easily obtainable, nor has information about the BP Properties’ operating, investing and financing cash flows been provided for similar reasons. Accordingly, the historical Statements of Revenues and Direct Operating Expenses of the BP Properties are presented in lieu of the full financial statements required under Item 3-05 of Securities and Exchange Commission (“SEC”) Regulation S-X.

All adjustments, consisting only of normal recurring adjustments that in the opinion of management were necessary for a fair statement of the revenues and direct operating expenses for the interim periods, have been reflected. These interim Statements of Revenues and Direct Operating Expenses have been prepared pursuant to the rules and regulations of the SEC regarding interim financial reporting. Accordingly, they do not include all the information and notes required by accounting principles generally accepted in the United States of America for complete financial statements and should be read in conjunction with the audited Statements of Revenues and Direct Operating Expenses for the years ended December 31, 2011, 2010 and 2009.

These Statements of Revenues and Direct Operating Expenses are not indicative of the results of operations for the BP Properties on a go forward basis.

(2) — Summary of Significant Accounting Policies

Use of Estimates — The Statements of Revenues and Direct Operating Expenses are derived from the historical operating statements of BP. Accounting principles generally accepted in the United States of America require management to make estimates and assumptions that affect the amounts reported in the Statements of Revenues and Direct Operating Expenses. Actual results could be different from those estimates.

Revenue Recognition — Total revenues in the accompanying statements include oil and gas, net of royalties. BP recognizes revenues when the significant risks and rewards of ownership have passed to the buyer, which is typically at the point that title passes and the revenues can be reliably measured. Oil and gas revenues included in these statements are recorded on the entitlements method, under which revenues are based on the volumes to which BP is entitled by ownership interest. There were no significant imbalances with other revenue interest owners during the six-month periods ended June 30, 2012 and 2011.

Direct Operating Expenses — Direct operating expenses are recognized when incurred and consist of direct expenses of operating the BP Properties. The direct operating expenses include lease operating, processing and transportation expenses. Lease operating expenses include lifting costs, well repair expenses, facility maintenance expenses, well workover costs, and other field related expenses. Lease operating expenses also include expenses directly associated with support personnel, support services, equipment, and facilities directly related to oil and natural gas production activities.

(3) — Related Party Transactions

Production from the BP Properties was sold to wholly owned BP affiliates at current market prices. Any margins earned by such BP affiliates are excluded from the accompanying financial statements.

(4) — Contingencies

The activities of the BP Properties are subject to potential claims and litigation in the normal course of operations. BP management does not believe that any liability resulting from any pending or threatened litigation will have a materially adverse effect on the operations or financial results of the BP Properties.

(5) — Subsequent Events

Management has evaluated subsequent events through October 19, 2012, the date the Statements of Revenues and Direct Operating Expenses were available to be issued, and has concluded no events need to be reported during this period.